Exhibit 10.6

Execution Copy

MAGNACHIP SEMICONDUCTOR LLC

WARRANT FOR THE PURCHASE OF SECURITIES OF

MAGNACHIP SEMICONDUCTOR LLC

No. W-1	Warrant to Purchase
5,079,254 Common Equity Interests

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD EXCEPT IN COMPLIANCE THEREWITH. THIS SECURITY IS ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, VOTING AND OTHER MATTERS AS SET FORTH IN THE SECURITYHOLDERS’ AGREEMENT (AS HEREIN DEFINED), COPIES OF WHICH MAY BE OBTAINED UPON REQUEST FROM THE COMPANY.

FOR VALUE RECEIVED, MAGNACHIP SEMICONDUCTOR LLC, a Delaware limited liability company (the “Company”), hereby certifies that Hynix Semiconductor Inc., its successor or permitted assigns (the “Holder”), is entitled, subject to the provisions of this Warrant, to purchase from the Company, at the times specified herein, 5,079,254 fully paid and non-assessable Common Equity Interests (as hereinafter defined) in the Company at a purchase price per interest equal to the Exercise Price (as hereinafter defined). The number of Common Equity Interests to be received upon the exercise of this Warrant and the price to be paid for a Common Equity Interest are subject to adjustment from time to time as hereinafter set forth.

1. Definitions. Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Business Transfer Agreement. The following terms, as used herein, have the following meanings:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person, provided that no securityholder of the Company shall be deemed an Affiliate of any other securityholder solely by reason of any investment in the Company. For the purpose of this definition, the term “control” (including with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

“Business Transfer Agreement” means the Business Transfer Agreement dated as of June 12, 2004, between MagnaChip Semiconductor, Ltd. and Hynix Semiconductor Inc., as amended, providing for the issuance of this Warrant.

“Common Equity Interests” means Common Units of the Company as described in the Company’s limited liability company agreement as in effect from time to time.

“Duly Endorsed” means duly endorsed in blank by the Person or Persons in whose name a certificate representing an interest is registered or accompanied by a duly executed assignment separate from the certificate with the signature(s) thereon guaranteed by a commercial bank or trust company or a member of a national securities exchange or of the National Association of Securities Dealers, Inc.

“Exercise Price” means $1.00 per Warrant Interest, such Exercise Price to be adjusted from time to time as provided herein.

“Expiration Date” means 5:00 p.m. New York City time on the earlier to occur of October 6, 2006 and the date which is 45 days after the Company provides written notice to the Holder that the Company is filing a registration statement providing for a First Public Offering.

“First Public Offering” means the first Public Offering of Common Equity Interests after the date hereof.

“Institutional Securityholder” means (i) Citigroup Venture Capital Equity Partners, L.P.; (ii) CVC/SSB Employee Fund, L.P.; (iii) CVC Executive Fund LLC; (iv) Francisco Partners, L.P.; (v) Francisco Partners Fund A, L.P.; or any of their respective Permitted Transferees, as defined in Section 1.01 of the Securityholders’ Agreement.

“Person” means an individual, corporation, limited liability company, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Public Offering” means an underwritten public offering of Registrable Securities (as defined in the Securityholders’ Agreement) of the Company pursuant to an effective registration statement under the Securities Act other than pursuant to a registration statement on Form S-4 or Form S-8 or any similar or successor form, provided that the proceeds of such public offering amounts to $30,000,000 gross proceeds to the Company.

“Securityholders” means the Securityholders listed on the signature pages to the Securityholders’ Agreement.

“Securityholders’ Agreement” means the Amended and Restated Securityholders’ Agreement dated as of the date hereof among the Company and the holders listed on the signature pages thereto.

“Subsidiary” means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

“Warrant Interests” means the Common Equity Interests deliverable upon exercise of this Warrant, as adjusted from time to time.

2. Exercise of Warrant.

(a) The Holder shall be entitled to exercise this Warrant in whole or in part at any time during the period commencing on the date hereof and terminating on the Expiration Date or, if such day is not a Business Day, then on the next succeeding day that shall be a Business Day the (“Exercise Period”). Notwithstanding the foregoing sentence, the Holder shall exercise all or a portion of this Warrant, in any manner provided herein, if the Institutional Securityholders so require such exercise pursuant to Section 4.02 of the Securityholders’ Agreement. To exercise this Warrant, the Holder shall execute and deliver to the Company a Warrant Exercise Notice substantially in the form annexed hereto. No earlier than ten days after delivery of the Warrant Exercise Notice, the Holder shall deliver to the Company this Warrant Certificate, including the Warrant Exercise Subscription Form forming a part hereof duly executed by the Holder, together with payment of the applicable Exercise Price or notification that the Holder elects to make a net exercise as set forth in Section 2(c) hereof. Upon such delivery and payment, if applicable, the

Holder shall be deemed to be the holder of record of the Warrant Interests subject to such exercise, notwithstanding that the transfer books of the Company shall then be closed or that certificates, if any, representing such Warrant Interests shall not then be actually delivered to the Holder.

(b) The Exercise Price may be paid in cash or by certified or official bank check or bank cashier’s check payable to the order of the Company or by any combination of such cash or check. The Company shall pay any and all documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of the Warrant Interests.

(c) In lieu of exercising this Warrant as specified above, the Holder may, from time to time, convert this Warrant, in whole or in part, into a number of Warrant Interests determined by dividing, with respect to the Warrant Interests for each class or series of equity interests for which this Warrant is being exercised, (x) the aggregate Current Market Price per Warrant Interest (as defined in paragraph 5(b)) of the Warrant Interests of such class or series (or the proportionate amount of other securities or property otherwise issuable upon exercise of this Warrant) minus the aggregate Exercise Price of such Warrant Interests by (y) the Current Market Price per Warrant Interest of one Warrant Interest of such class or series. The fair market value of the Warrant Interests or any other securities or property shall be reasonably promptly determined upon any request therefor by the Holder in connection with a contemplated exercise hereof.

(d) If the Holder exercises this Warrant in part, this Warrant Certificate shall be surrendered by the Holder to the Company and a new Warrant Certificate of the same tenor and for the unexercised number of Warrant Interests shall be executed by the Company. The Company shall register the new Warrant Certificate in the name of the Holder or in such name or names of its transferee pursuant to paragraph 6 hereof as may be directed in writing by the Holder and deliver the new Warrant Certificate to the Person or Persons entitled to receive the same.

(e) Upon surrender of this Warrant Certificate in conformity with the foregoing provisions, the Company shall transfer to the Holder of this Warrant Certificate appropriate evidence of ownership of the Common Equity Interests or other securities or property (including any money) to which the Holder is entitled, registered or otherwise placed in, or payable to the order of, the name or names of the Holder or such transferee as may be directed in writing by the Holder, and shall deliver such evidence of ownership and any other securities or property (including any money) to the

Person or Persons entitled to receive the same, together with an amount in cash in lieu of any fraction of an interest as provided in paragraph 5 below.

3. Restrictive Legend. Certificates representing Common Equity Interests issued pursuant to this Warrant shall bear a legend substantially in the form of the legend set forth on the first page of this Warrant Certificate to the extent that and for so long as such legend is required pursuant to the Securityholders’ Agreement.

4. Reservation of Interests. The Company hereby agrees that at all times there shall be reserved for issuance and delivery upon exercise of this Warrant sufficient Common Equity Interests or other securities of the Company from time to time issuable upon exercise of this Warrant as will be sufficient to permit the exercise in full of this Warrant. All such interests shall be duly authorized and, when issued upon such exercise, shall be validly issued, fully paid and non-assessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive rights, except to the extent set forth in the Securityholders’ Agreement.

5. Fractional Interests.

(a) No fractional interests or scrip representing fractional interests shall be issued upon the exercise of this Warrant and in lieu of delivery of any such fractional interest upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the Current Market Price Per Common Interest (as defined in paragraph 5(b) below) at the date of such exercise.

(b) For the purpose of any computation under paragraph 5(a), on any determination date (i) on or prior to the Company’s First Public Offering, the Current Market Price Per Common Interest shall, subject to the penultimate sentence of this paragraph 5(b), be the fair market value per Common Equity Interest as reasonably determined in good faith by the Board of Directors of the Company, and (ii) after the Company’s First Public Offering, the Current Market Price Per Common Interest shall be deemed to be the average (weighted by daily trading volume) of the Daily Prices (as defined below) per interest of the applicable class of Common Equity Interest for the 20 consecutive trading days immediately prior to such date. “Daily Price” means (A) if the Common Equity Interests then are listed and traded on the New York Stock Exchange, Inc. (“NYSE”), the closing price on such day as reported on the NYSE Composite Transactions Tape; (B) if the Common Equity Interests then are not listed and traded on the NYSE, the closing price on such day as reported by the principal national securities exchange on which the interests are listed and traded; (C)

if the Common Equity Interests then are not listed and traded on any such securities exchange, the last reported sale price on such day on the National Market of the National Association of Securities Dealers, Inc. Automated Quotation System (“NASDAQ”); or (D) if the Common Equity Interests then are not traded on the NASDAQ National Market, the average of the highest reported bid and lowest reported asked price on such day as reported by NASDAQ. If on any determination date the Common Equity Interests are not quoted by any such organization, the Current Market Price Per Common Interest shall be the fair market value of such interests on such determination date as reasonably determined in good faith by the Board of Directors. For purposes of any computation under this paragraph 5(b), the number of Common Equity Interests outstanding at any given time shall not include interests owned or held by or for the account of the Company.

6. Exchange, Transfer or Assignment of Warrant. This Warrant Certificate, the Common Equity Interests received upon exercise hereof and all rights hereunder are not transferable except in accordance with the terms of the Securityholders Agreement. Each holder of this Warrant Certificate by holding the same, consents and agrees that the registered holder hereof may be treated by the Company and all other persons dealing with this Warrant Certificate as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby.

7. Loss or Destruction of Warrant. Upon receipt by the Company of evidence satisfactory to it (in the exercise of its reasonable discretion) of the loss, theft, destruction or mutilation of this Warrant Certificate, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant Certificate, if mutilated, the Company shall execute and deliver a new Warrant Certificate of like tenor and date.

8. Anti-dilution Provisions.

(a) Reorganization, Reclassification or Recapitalization of the Company. In case of (a) a capital reorganization, reclassification or recapitalization of the Company’s capital interests (other than in the cases referred to in paragraph 8(b) hereof), (b) the Company’s consolidation or merger with or into another entity in which the Company is not the surviving entity, or a reverse triangular merger in which the Company is the surviving entity but the Company’s capital interests outstanding immediately prior to the merger are converted, by virtue of the merger, into other property, whether in the form of securities, cash or otherwise, or (c) the sale or transfer of the Company’s property as an entirety or substantially as an entirety, then, as part of such reorganization, reclassification, recapitalization, merger, consolidation, sale or transfer, lawful provision shall be made so that there shall thereafter be deliverable upon the exercise of this Warrant or any portion thereof (in lieu of or in addition to the number of Common Equity Interests theretofore deliverable, as appropriate), and without payment of any additional consideration, the number of shares of stock or other securities or property to which the holder of the number of Common Equity Interests which would otherwise have been deliverable upon the exercise of this Warrant or any portion thereof at the time of such reorganization, reclassification, recapitalization, merger, consolidation, sale or transfer would have been entitled to receive in such reorganization, reclassification, recapitalization, merger, consolidation, sale or transfer. This paragraph 8(a) shall apply to successive reorganizations, reclassifications, recapitalizations, mergers, consolidations, sales and transfers and to the stock or securities of any corporation or other entity that are at the time receivable upon the exercise of this Warrant.

(b) Reclassifications. If the Company changes any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefor shall be appropriately adjusted. This paragraph 8(b) shall apply to successive reclassifications.

(c) Splits and Combinations. If the Company at any time subdivides any of its outstanding Common Equity Interests into a greater number of interests, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced, and, conversely, if the outstanding Common Equity Interests are combined into a smaller number of interests, the Exercise Price in effect immediately prior to such combination shall be proportionately increased.

(d) Dividends and Distributions. If the Company declares a dividend or other distribution on the Common Equity Interests (other than a cash dividend or distribution), then, as part of such dividend or distribution, lawful provision shall be made so that there shall thereafter be deliverable upon the exercise of this Warrant or any portion thereof in addition to the number of Common Equity Interests receivable thereupon and without payment of any additional consideration, the amount of the dividend or other distribution to which the holder of the number of Common Equity Interests obtained upon exercise hereof would have been entitled to receive had the exercise occurred as of the record date for such dividend or distribution.

(e) Liquidation; Dissolution. If the Company shall dissolve, liquidate or wind up its affairs, the Holder shall have the right, but not the obligation, to exercise this Warrant effective as of the date of such dissolution, liquidation or winding up. If any such dissolution, liquidation or winding up results in any cash distribution to the Holder in excess of the aggregate Exercise Price for the Common Equity Interests for which this Warrant is exercised, then the Holder may, at its option, exercise this Warrant without making payment of such aggregate Exercise Price and, in such case, the Company shall, upon distribution to the Holder, consider such aggregate Exercise Price to have been paid in full, and in making such settlement to the Holder, shall deduct an amount equal to such aggregate Exercise Price from the amount payable to the Holder.

(f) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least one percent in such price; provided that any adjustments which by reason of this paragraph 8(f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this paragraph 8 shall be made to the nearest one tenth of a cent or to the nearest ten thousandth of an interest, as the case may be.

(g) In the event that, at any time as a result of the provisions of this paragraph 8, the holder of this Warrant upon subsequent exercise shall become entitled to receive any capital interests in the Company other than Common Equity Interests, the number of such other interests so receivable upon exercise of this Warrant shall thereafter be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained herein.

(h) Upon each adjustment of the Exercise Price as a result of the calculations made in paragraphs 8(b) or 8(c) hereof the number of interests for which this Warrant is exercisable immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of Common Equity Interests obtained by (i) multiplying the number of interests covered by this Warrant immediately prior to this adjustment of the number of interests by the Exercise Price in effect immediately prior to such adjustment of the Exercise Price and (ii) dividing the product so obtained by the Exercise Price in effect immediately after such adjustment of the Exercise Price.

9. Notices. Any notice, demand or delivery authorized by this Warrant Certificate shall be in writing and shall be given to the Holder or the Company, as the case may be, at its address (or facsimile number) set forth below, or such other address (or facsimile number) as shall have been furnished to the party giving or making such notice, demand or delivery:

If to the Company:

MagnaChip Semiconductor LLC

c/o MagnaChip Semiconductor, Ltd.

Hyangjeong-dong

Heungduk-gu Cheongju City

Chung Cheong Bok-do

Korea

Attn: Chief Financial Officer

Fax: +82-43-270-2134

with copies (which shall not constitute notice) to:

Citigroup Venture Capital Equity Partners, L.P.

c/o Citigroup Venture Capital

399 Park Avenue, 14th Floor

New York, NY 10043

USA

Attn: Paul C. Schorr IV

Fax: (212) 888-2940

Francisco Partners

2882 Sand Hill Road

Suite 280

Menlo Park, CA 94025

Attn: Dipanjan Deb

Fax: (650) 233-2999

and

Dechert LLP

4000 Bell Atlantic Tower

1717 Arch Street

Philadelphia, PA 19103

USA

Attn: Geraldine A. Sinatra

Fax: (215) 994-2222

If to the Holder:

Hynix Semiconductor Inc.

Hynix Youngdong Building

891 Daechi-dong, Gangnam-gu

Seoul 135-738, Korea

Attention: Mr. O.C. Kwon

Telephone: 82-2-3459-3006

Facsimile: 82-2-3459-5955

with a copy to:

Bae, Kim & Lee

647-15 Yoksam-dong

Kangnam-gu, Seoul 135-723

Korea

Fax: +82 2 3404 0803

Attention: Gun-Chul Do, Esq.

and

Sullivan & Cromwell LLP

1888 Century Park East

Los Angeles, CA 90067

USA

Fax: (310) 712-8800

Attention: Alison S. Ressler, Esq.

Each such notice, demand or delivery shall be effective (i) if given by facsimile, when such facsimile is transmitted to the facsimile number specified herein and the intended recipient confirms the receipt of such facsimile or (ii) if given by any other means, when received at the address specified herein.

10. Rights of the Holder. Prior to the exercise of any Warrant, the Holder shall not, by virtue hereof be entitled to any rights of an interestholder of the Company, including, without limitation, the right to vote, to receive dividends or other distributions, to exercise any preemptive right or to receive any notice of meetings of members or interestholders or any notice of any proceedings of the Company except as may be specifically provided for herein.

11. GOVERNING LAW. THIS WARRANT CERTIFICATE AND ALL RIGHTS ARISING HEREUNDER SHALL BE CONSTRUED AND

DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE, AND THE PERFORMANCE THEREOF SHALL BE GOVERNED AND ENFORCED IN ACCORDANCE WITH SUCH LAWS.

12. Amendments; Waivers. Any provision of this Warrant Certificate may be amended or waived if, and only if such amendment or waiver is in writing and signed, in the case of an amendment, by the Holder and the Company, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

13. No Impairment. Without in any way altering the terms of this Warrant, the Company shall not by any action, including, without limitation, amending its charter documents or through any reorganization, reclassification, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other similar voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder against impairment. Without limiting the generality of the foregoing, the Company shall take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Common Equity Interests upon the exercise of this Warrant, free and clear of all Liens, and shall use its reasonable best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant. The effectiveness of this Section 13 shall terminate upon the exercise or cancellation of the Warrant.

14. Representations of the Company. The Company hereby represents and warrants as follows:

(a) As of the date hereof, the issued and outstanding equity interests of the Company consist of 49,713,285.6893 Common Units, 49,727.2032 Series A Preferred Units and 447,419.5533 Series B Preferred Units. Other than the Warrant, there are no outstanding interests convertible into or exchangeable or exercisable for any equity interest in the Company.

(b) The Company has the requisite power and requisite authority to execute, deliver and perform this Warrant. The execution,

delivery and performance of the Warrant by the Company has been duly authorized by all necessary limited liability company action on the part of the Company. The Warrant has been duly executed and delivered by the Company, and, assuming due and valid authorization, execution and delivery hereof by the Holder, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that such enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors rights generally and by general equitable principles. The execution, delivery and performance of the Warrant will not (a) contravene any provision of the organizational documents of the Company; (b) result in a breach of, or constitute a default (or an event which would reasonably be expected to, with the passage of time or the giving of notice, or both, constitute a default) under, or result in (whether after the giving of notice or lapse of time or both) the termination, modification, acceleration, or cancellation of, or result in the creating of any Lien of any nature whatsoever upon any assets of the Company, any indenture, mortgage, loan or credit agreement, license, instrument, lease, contract, plan, permit, or other agreement to which the Company is a party; or (c) violate any judgment, injunction, writ, award, decree, ruling or order of any competent Authority, domestic or foreign, or any Law applicable to the Company or its assets or business. No consent, approval or authorization of, or registration or filing with, any Authority or other Person is required in connection with the execution, delivery and performance of this Warrant by the Company.

(c) Purchaser will elect to be treated as a disregarded entity for US federal income tax purposes as of the Closing Date. Purchaser is wholly owned by MagnaChip Semiconductor B.V., a company organized under the laws of the Netherlands (“Dutchco”), that will elect to be treated as a disregarded entity for US federal income tax purposes as of the Closing Date. Dutchco is wholly owned by MagnaChip Semiconductor S.à r.l, a company organized under the laws of Luxembourg (“Luxco”), which will elect to be treated as a corporation for US federal income tax purposes as of the Closing Date. Luxco is wholly owned by the Company, a US limited liability company, organized under the laws of Delaware, which will be treated as a partnership for US federal tax purposes as of the Closing Date.

IN WITNESS WHEREOF, the Company has duly caused this Warrant Certificate to be signed by its duly authorized officer and to be dated as of October     , 2004.

MAGNACHIP SEMICONDUCTOR LLC

By:
Name:
Title:

Acknowledged and Agreed:

Hynix Semiconductor Inc.

By:
Name:
Title:

WARRANT EXERCISE NOTICE

(To be delivered prior to exercise of the Warrant

by execution of the Warrant Exercise Subscription Form)

To:	MAGNACHIP SEMICONDUCTOR LLC

The undersigned hereby notifies you of its intention to exercise the Warrant to purchase Common Equity Interest of MagnaChip Semiconductor LLC. The undersigned intends to exercise the Warrant to purchase                  Common Equity Interest at $                 per interest (the Exercise Price currently in effect pursuant to the Warrant). The undersigned intends to [pay the aggregate Exercise Price for the Common Equity Interests in cash, certified or official bank or bank cashier’s check (or a combination of cash and check)][effect a net exercise pursuant to paragraph 2(c) of the Warrant] as indicated below.

Date:

Hynix Semiconductor Inc.

By:
Name:
Title:

(Street Address)

(City) (State) (Zip Code)

Payment:	$ cash

$ check

Net Exercise:

Securities and/or check to be issued to: ___________________________________________________________________

Please insert social security or identifying number: __________________________________________________________

Name: _____________________________________________________________________________________________

Street Address: ______________________________________________________________________________________

City, State and Zip Code: ______________________________________________________________________________

Any unexercised portion of the Warrant evidenced by the within Warrant Certificate to be issued to:

Please insert social security or identifying number: __________________________________________________________

Name: _____________________________________________________________________________________________

Street Address: ______________________________________________________________________________________

City, State and Zip Code: ______________________________________________________________________________

2

WARRANT ASSIGNMENT FORM

Dated                      ,

FOR VALUE RECEIVED,                                                                       hereby sells, assigns and transfers unto                                  (the “Assignee”),

(please type or print in block letters)

(insert address)

its right to purchase up to          Common Equity Interests represented by this Warrant and does hereby irrevocably constitute and appoint                                                   Attorney, to transfer the same on the books of the Company, with full power of substitution in the premises.

Signature: